Exhibit 99.1
CONTINEUM THERAPEUTICS REPORTS POSITIVE TOPLINE DATA FROM ITS EXPLORATORY PIPE-791 PHASE 1B TRIAL IN CHRONIC PAIN

–The trial achieved its primary endpoint demonstrating favorable safety and tolerability
–Encouraging trends observed across multiple exploratory efficacy endpoints including improvements in measures of pain and other functional patient-reported outcomes
–Results support further evaluation of PIPE-791 for the potential treatment of chronic pain

SAN DIEGO – April 30, 2026 – Contineum Therapeutics, Inc. (NASDAQ: CTNM) (Contineum or the Company), a clinical-stage biopharmaceutical company pioneering differentiated therapies for the treatment of neuroscience, inflammation and immunology (NI&I) indications, today reported positive topline data from its exploratory Phase 1b trial of PIPE-791, a potentially best-in-class selective antagonist of the lysophosphatidic acid 1 (LPA1) receptor, for the non-opioid treatment of chronic osteoarthritis pain (COAP) or chronic low back pain (CLBP).

“These results demonstrate that PIPE-791, administered as a once-daily 10mg oral dose, was well tolerated in the largest patient population and longest treatment duration studied to date, reinforcing our confidence in its profile and its potential relevance to the PROPEL-IPF trial,” said Timothy Watkins, M.D., M.Sc., Chief Medical Officer and Head of Development, Contineum Therapeutics. “We are pleased with these results, which showed consistent trends toward improvement across multiple exploratory efficacy endpoints evaluating chronic pain that, in general, numerically outperformed placebo. These endpoints included measures of average daily pain, worst daily pain and the proportion of patients demonstrating a 30% or greater reduction in pain from baseline. We believe these findings, particularly the COAP data, provide evidence of preliminary efficacy that support further evaluation of PIPE-791 for the potential treatment of chronic pain, and we are contemplating next steps for further clinical development.”

Clinical Trial Overview
The randomized, double-blind, placebo-controlled, 4-week, crossover trial enrolled 43 patients (23 COAP and 20 CLBP). The trial design incorporated a washout period for patients prior to the first 4-week treatment period (TP1), after which patients crossed over immediately into a second 4-week treatment period (TP2) without an intervening PIPE-791 washout. PIPE-791 was administered orally at 10mg once-daily. More information on this trial can be found at https://clinicaltrials.gov (NCT06810245).

Safety and Tolerability
The trial met its primary objective of assessing safety and tolerability, demonstrating an adverse event (AE) profile generally consistent with previous PIPE-791 clinical trials. Most treatment-emergent adverse events (TEAEs) were mild to moderate, with no serious AEs reported. The most common TEAEs were headache (n=3) and fatigue (n=2). No clinically meaningful changes in mean systolic or diastolic blood pressure or clinically-relevant orthostatic events were observed.

Exploratory Efficacy Results
Pain intensity was assessed using the 11-point Pain-Intensity Numerical Rating Scale (PI-NRS). The PI-NRS was analyzed as the change from baseline in weekly average of average daily pain. Patients treated with PIPE-791 generally demonstrated improvements from baseline in pain that were numerically greater than the placebo arm. Similar trends were observed when PI-NRS was evaluated as the weekly average of the worst level of daily pain.

Weekly Average of Average Daily PI-NRS Scores and Changes to End of Treatment

	COAP		CLBP
Treatment Period 1	PIPE-791 (N=11)	Placebo (N=11)	PIPE-791 (N=10)	Placebo (N=10)
Baseline Weekly Average PI-NRS*	5.58 (1.21)	6.23 (1.43)	5.60 (1.27)	5.57 (1.50)
Change from Baseline (95% CI)†	-1.60 (-2.49, -0.72)	-1.27 (-2.15, -0.39)	-1.33 (-1.83, -0.84)	-0.55 (-1.33, 0.22)
Treatment Period 2	PIPE-791 (N=11)	Placebo (N=10)	PIPE-791 (N=9)	Placebo (N=10)
Baseline Weekly Average PI-NRS*	4.96 (2.21)	3.56 (1.45)	4.72 (1.89)	4.75 (1.81)
Change from Baseline (95% CI)†	-1.42 (-2.28, -0.56)	-0.74 (-1.83, 0.35)	0.13 (-0.68, 0.94)	-0.55 (-2.38, 1.29)
* Reported as Mean (standard deviation - SD) of the daily average PI-NRS scores for the 7 days preceding randomization (Treatment Period 1) or Week 5 (Treatment Period 2), respectively.
† Reported as the Mean change from Baseline in the weekly average of the daily average PI-NRS scores, 95% Confidence Interval (CI), to the end of Treatment Period 1 (Week 4) or the end of Treatment Period 2 (Week 8), respectively.

In addition to the average measures of PI-NRS, exploratory efficacy endpoints included an assessment of clinical responders (30% ≥ reduction from baseline in PI-NRS) and the Modified Knee Injury and Osteoarthritis Outcome Scale (KOOS). Results from these exploratory measures further supported the positive PI-NRS findings.

Dr. Robert H. Dworkin, Professor of Anesthesiology and Perioperative Medicine and of Neurology at University of Rochester Medicine, added, “Chronic pain remains a very significant unmet medical need, particularly for patients seeking effective and safe non-opioid treatment options. The early signals observed with PIPE-791, including improvements in pain measures and responder rates, are encouraging. The novel LPA1 activity targets underlying mechanisms of pain. These data provide compelling support for further clinical investigation.”

PIPE-791 For the Treatment of Chronic Pain
Chronic pain is often associated with neuropathic symptoms caused by aberrant signaling in the central nervous system (CNS). LPA1 activation has been shown preclinically to contribute to persistent hypersensitivity through demyelination of nerve fibers, increased neuronal excitability and neuroinflammation. By selectively blocking LPA1, PIPE-791 has the potential to modulate the maladaptive changes in the CNS and reduce pain.

About Contineum Therapeutics
Contineum Therapeutics (Nasdaq: CTNM) is a clinical-stage biopharmaceutical company pioneering novel, oral small molecule therapies for NI&I indications with significant unmet need. Contineum is advancing a pipeline of internally-developed programs with multiple drug candidates now in clinical trials. PIPE-791 is an LPA1 receptor antagonist in clinical development for idiopathic pulmonary fibrosis and chronic pain. PIPE-307 is a selective inhibitor of the M1 receptor in clinical development for relapsing-remitting multiple sclerosis and major depressive disorder. For more information, please visit www.contineum-tx.com.

Forward-Looking Statements
Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, implied or express statements regarding the pharmacological properties, safety, tolerability, clinical response and efficacy, and therapeutic potential of PIPE-791 for the treatment of chronic pain; the dosing requirements of PIPE-791 based on the Company’s Phase 1b clinical trial; or the potential of the data from the Company’s Phase 1b clinical trial to predict future clinical outcomes or results; the Company’s business strategies and plans; and the quotations of the Company’s management, scientific advisors, or other third parties including outside experts. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond the Company’s control and may cause its actual results, events, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties, include, but are not limited to, the following: the Company is heavily dependent on the success of PIPE-791 and PIPE-307, both of which are in the early stages of clinical development, and neither of these drug candidates may progress through clinical development or receive regulatory approval; the results of preclinical studies and clinical trials, including those conducted by third parties, may not be predictive of future results and unexpected adverse side effects or inadequate efficacy of the Company’s drug candidates may limit their development, regulatory approval and/or commercialization; the timing and outcome of research, development and regulatory review is uncertain; the FDA or comparable foreign regulatory authorities may disagree as to the design or implementation of our proposed clinical trials; clinical trials and preclinical studies may not proceed at the time or in the manner expected, or at all; the Company may use its capital resources sooner than expected and they may be insufficient to allow the Company to achieve its anticipated milestones; the potential for the Company’s programs and prospects to be negatively impacted by developments relating to the Company’s competitors, including the results of studies or regulatory determinations relating to the Company’s competitors; the Company’s reliance, pursuant to a global license and development agreement, upon Janssen Pharmaceutica NV, a Johnson & Johnson company, to develop, in its sole discretion, PIPE-307 for relapsing-remitting multiple sclerosis, major depressive disorder or for any other indication; the Company has incurred significant operating expenses since inception and it expects that its operating expenses will continue to significantly increase for the foreseeable future; the Company’s ability to operate in a competitive industry and compete successfully against competitors that have greater resources than the Company does; the Company may be unable to obtain, maintain and enforce intellectual property protection for its technology and drug candidates; and unstable market and economic conditions and military conflict may adversely affect the Company’s business and financial condition and the broader economy and biotechnology industry. Additional risks and uncertainties that could affect the Company’s business, operations and results are included under the captions, “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's periodic filings and in other filings that the Company makes with the Securities and Exchange Commission (SEC) from time to time, which are available on the Company’s website at www.contineum-tx.com under the Investor section and on the SEC’s website at www.sec.gov. Accordingly, readers should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact
Steve Kunszabo
Contineum Therapeutics
Senior Director, Investor Relations & Corporate Communications
858-649-1158
skunszabo@contineum-tx.com